Exhibit 99.1

                                                                    NEWS RELEASE

                                                                        CONTACT:
                                                       Robert L. Montgomery, Jr.
                            Executive Vice President and Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                                    716-689-5405

         COLUMBUS MCKINNON EARNS A PROFIT IN FISCAL 2004 SECOND QUARTER;
               NET DEBT REDUCED BY $17.8 MILLION TO $287.5 MILLION

    AMHERST,  N.Y., October 21, 2003 -- Columbus McKinnon  Corporation  (Nasdaq:
    CMCO), a leading designer and manufacturer of material handling products, today announced its financial results for the fiscal 2004 second quarter, which ended on September 28, 2003.

    Columbus McKinnon's fiscal 2004 second quarter consolidated net sales were $106.6 million, compared with $113.2 million a year ago, a decrease of 5.9%. Net income for the second quarter of fiscal 2004 was $1.5 million, or $0.10 per diluted share, compared with net income of $1.0 million, or $0.07 per diluted share in the year-ago quarter. Results for the second quarter of fiscal 2004 include pre-tax restructuring charges of $0.6 million, a $1.1 million pre-tax reversal of previously accrued payment-in-kind interest charges, a $4.9 million pre-tax write-off of deferred financing costs relating to early debt extinguishment and a $5.6 million pre-tax gain relating to senior subordinated notes purchased at a discount. Net cash provided by operating activities in the fiscal 2004 second quarter was $17.6 million and included a $1.5 million cash tax refund related to the May 2002 sale of the ASI business that was received in July 2003 and applied to debt reduction.

    Net sales for the first six months of fiscal 2004 were $213.2 million, compared with $227.1 million in the same period last year, a decrease of 6.2%. Net income for the first six months of fiscal 2004 was $2.0 million, or $0.14 per diluted share, compared with a fiscal 2003 first half net loss of ($3.5 million), or ($0.24) per diluted share. Results for the fiscal 2004 first half include a $3.3 million pre-tax first quarter gain related to the sale of real estate and a $1.2 million pre-tax first quarter charge for amending the credit agreements in June 2003. Results for the fiscal 2003 first half include the cumulative effect of a change in accounting principle charge of $8.0 million, or $0.55 per diluted share, related to the April 1, 2002 adoption of FAS 142 and a $3.5 million pre-tax first quarter gain related to the sale of a portion of the equity portfolio of Columbus McKinnon's captive insurance subsidiary.

    Timothy T. Tevens, President and Chief Executive Officer, commented, "We continue to make significant progress in reducing debt and taking costs out of our business. During the quarter, we successfully completed a debt refinancing which will reduce our annual interest expense by about $3.0 million going forward. We also reduced debt net of cash by $17.8 million in the second quarter. Inventories are down $8.5 million from last year, a 10.4% decline, and we continue to benefit from our lean manufacturing initiatives, facility rationalization and other strategic initiatives. While the industrial sales environment remains soft, sales from our Products segment, which make up over 85% of total sales, improved by 2.8% over the first quarter of fiscal 2004 and are within 2.5% of last year, suggesting a stabilization of business activity in this important market segment."

    Mr. Tevens continued, "Debt reduction remains a major focus for Columbus McKinnon. Our original target for the last three quarters of fiscal 2004 was $10 million to $20 million. We are now targeting an additional debt reduction of $5.0 to $10.0 million in the second half of fiscal 2004 from operating cash flow. Any additional cash we may generate from the sale of surplus property and less synergistic businesses will also be applied to debt. Columbus McKinnon is in a much stronger financial position than at the start of this fiscal year, and making additional reductions in debt will further enhance our financial flexibility and profitability."

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    At September 28, 2003, Columbus McKinnon's funded debt, net of $13.2 million of cash and a $3.0 million fair value interest rate hedge, was $287.5 million, down from $305.3 million at June 29, 2003 -- a reduction of $33.8 million from the $321.3 million at September 29, 2002. On July 22, 2003, the Company completed the sale of $115 million of Senior Secured 10% Notes due 2010. The net proceeds from this offering were used to repay all outstanding borrowing under its senior second secured term loan -- $66.8 million plus interest and expenses -- to repurchase senior subordinated notes in the amount of $30.1 million plus interest, and to repay a portion of its senior credit facility debt -- $3.9 million on the term loan and $10.0 million on the revolver. The senior subordinated notes repurchased by Columbus McKinnon had a face value of $35.7 million, which resulted in a $5.6 million additional reduction in debt. The Company was in compliance with its senior bank debt covenants at September 28, 2003.

    Mr. Tevens concluded, "Over the last year, we have accomplished a great deal in improving Columbus McKinnon's financial condition and positioning the Company for improved performance. We reduced debt by $33.8 million and maintained our leading North American market share in key product lines, while expanding our manufacturing and sales presence in international markets such as Europe, Mexico and China. These actions, combined with our improved cost structure and a renewed focus on our core Products business, will produce additional benefits for Columbus McKinnon when a sustained recovery in the industrial economy takes hold."

    Columbus  McKinnon  is a leading  worldwide  designer  and  manufacturer  of material handling products, systems and services, which efficiently and ergonomically move, lift, position or secure material. Key products include hoists, cranes, chain and forged attachments. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available on its web site at HTTP://WWW.CMWORKS.COM .

    A teleconference/webcast has been scheduled for October 21, 2003 at 10:00 AM Eastern Time at which the executive officers of Columbus McKinnon will discuss the company's financial results and strategy. The webcast will be accessible at Columbus McKinnon's web site: HTTP://WWW.CMWORKS.COM. It will also be broadcast over the FirstCall Events web site at: Thomson Financial Network at:
    HTTP://WWW.FIRSTCALLEVENTS.COM/SERVICE/AJWZ390914387GF12.HTML
    You must have Windows Media Player or RealPlayer's audio software on your computer to listen to the call. Both are available for downloading on the Columbus McKinnon web site and the FirstCall Events web site at no charge.

    An audio recording of the call will be available two hours after its completion and until December 19, 2003 by dialing 1-800-925-0870. Alternatively, you may access an archive of the call until December 19, 2003
    on         Columbus          McKinnon's         web         site         at:
    HTTP://WWW.CMWORKS.COM/WEBCAST/ARCHIVE.ASP. The call will also be archived on the FirstCall Events web site until December 19, 2003.

         This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the Company's ability to amend its debt covenants with its lenders, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

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
                          COLUMBUS MCKINNON CORPORATION
                         CONSOLIDATED INCOME STATEMENTS

                                                                                        THREE MONTHS ENDED
                                                                           ----------------------------------------------
                                                                                  9/28/03                9/29/02
                                                                           ----------------------------------------------
                                                                                      (IN THOUSANDS, EXCEPT
                                                                                 PER SHARE AND PERCENTAGE DATA)
 Net sales...........................................................        $     106,584          $     113,238
 Cost of products sold...............................................               81,517                 86,665
                                                                           ----------------------------------------------
 Gross profit........................................................               25,067                 26,573
 Gross profit margin.................................................                23.5%                  23.5%
 Selling, general and administrative expense.........................               17,248                 17,900
 Restructuring charges...............................................                  574                      -
                                                                           ----------------------------------------------
 Income from operations before amortization..........................                7,245                  8,673
 Amortization........................................................                   78                    134
                                                                           ----------------------------------------------
 Income from operations..............................................                7,167                  8,539
 Interest and debt expense...........................................                5,730                  7,207
 Other (income) and expense, net.....................................               (1,353)                  (225)
                                                                           ----------------------------------------------
 Income before income tax expense ...................................                2,790                  1,557
 Income tax expense..................................................                1,290                    542
                                                                           ----------------------------------------------
 Net income..........................................................        $       1,500          $       1,015
                                                                           ==============================================


     Average basic and diluted shares outstanding....................               14,549                 14,487

     Basic and diluted income per share..............................        $        0.10          $        0.07
                                                                           ==============================================
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
                          COLUMBUS MCKINNON CORPORATION
                         CONSOLIDATED INCOME STATEMENTS

                                                                                         SIX MONTHS ENDED
                                                                           ----------------------------------------------
                                                                                  9/28/03                9/29/02
                                                                           ----------------------------------------------
                                                                                      (IN THOUSANDS, EXCEPT
                                                                                 PER SHARE AND PERCENTAGE DATA)
 Net sales...........................................................        $     213,159          $     227,129
 Cost of products sold...............................................              162,194                172,926
                                                                           ----------------------------------------------
 Gross profit........................................................               50,965                 54,203
 Gross profit margin.................................................                23.9%                  23.9%
 Selling, general and administrative expense.........................               34,937                 35,927
 Restructuring charges...............................................                1,375                      -
                                                                           ----------------------------------------------
 Income from operations before amortization..........................               14,653                 18,276
 Amortization........................................................                  220                    263
                                                                           ----------------------------------------------
 Income from operations..............................................               14,433                 18,013
 Interest and debt expense...........................................               15,402                 14,484
 Other (income) and expense, net.....................................               (4,447)                (3,718)
                                                                           ----------------------------------------------
 Income before income tax expense and cumulative effect
          of accounting change.......................................                3,478                  7,247
 Income tax expense..................................................                1,479                  2,733
                                                                           ----------------------------------------------
 Income before cumulative effect of accounting change................                1,999                  4,514
 Cumulative effect of accounting change..............................                    -         (        8,000)
                                                                           ----------------------------------------------
 Net income (loss)...................................................        $       1,999         ($       3,486)
                                                                           ==============================================


     Average basic and diluted shares outstanding....................               14,544                 14,483
     Basic and diluted income (loss) per share:
          Income before cumulative effect of
           accounting change.........................................        $        0.14          $        0.31
          Cumulative effect of accounting change.....................                    -         (         0.55)
                                                                           ----------------------------------------------
          Net income (loss)..........................................        $        0.14         ($        0.24)
                                                                           ==============================================
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
                          COLUMBUS McKINNON CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                 (In Thousands)


                                                                                              9/28/03           3/31/03
                                                                                        ------------------------------------
                                        ASSETS
Current assets:
     Cash and cash equivalents.........................................................   $     13,170        $      1,943
     Trade accounts receivable.........................................................         75,519              79,335
     Unbilled revenue..................................................................          9,748               8,861
     Inventories.......................................................................         73,387              78,613
     Net assets held for sale..........................................................          1,800               1,800
     Prepaid expenses..................................................................         13,448              10,819
                                                                                        ------------------------------------
Total current assets...................................................................        187,072             181,371
Net property, plant, and equipment.....................................................         64,723              67,295
Goodwill and other intangibles, net....................................................        193,774             195,129
Marketable securities..................................................................         24,035              21,898
Deferred taxes on income...............................................................         14,619              15,245
Other assets...........................................................................          5,007               1,668
                                                                                        ------------------------------------
Total assets...........................................................................   $    489,230        $    482,606
                                                                                        ====================================

                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Notes payable to banks............................................................   $      6,091        $      2,245
     Trade accounts payable............................................................         26,028              28,654
     Accrued liabilities...............................................................         56,180              36,540
     Restructuring reserve.............................................................          1,490               2,331
     Current portion of long-term debt.................................................          4,822               4,981
                                                                                        ------------------------------------
Total current liabilities..............................................................         94,611              74,751
Senior debt, less current portion......................................................        128,603             109,355
Subordinated debt......................................................................        164,109             199,734
Other non-current liabilities..........................................................         41,916              46,059
                                                                                        ------------------------------------
Total liabilities......................................................................        429,239             429,899
                                                                                        ------------------------------------
Shareholders' equity:
     Common stock......................................................................            149                 149
     Additional paid-in capital........................................................        104,170             104,412
     Accumulated deficit...............................................................        (24,548)            (26,547)
     ESOP debt guarantee...............................................................         (5,415)             (5,709)
     Unearned restricted stock.........................................................           (208)               (208)
     Accumulated other comprehensive loss..............................................        (14,157)            (19,390)
                                                                                        ------------------------------------
Total shareholders' equity.............................................................         59,991              52,707
                                                                                        ------------------------------------
Total liabilities and shareholders' equity.............................................   $    489,230        $    482,606
                                                                                        ====================================
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
                          COLUMBUS McKINNON CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOW


                                                                                              SIX MONTHS ENDED
                                                                                    -------------------------------------
                                                                                         9/28/03            9/29/02
                                                                                    -------------------------------------
                                                                                               (IN THOUSANDS)
OPERATING ACTIVITIES:
Net income from continuing operations..............................................    $      1,999       $      4,514
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
     Depreciation and amortization.................................................           5,375              5,702
     Deferred income taxes.........................................................             626               (937)
     Gain on sale of real estate/investments.......................................          (3,282)            (2,757)
     Other.........................................................................             192              1,237
     Changes in operating assets and liabilities
        net of effects from business divestitures:
          Trade accounts receivable................................................           4,255              2,005
          Inventories..............................................................           6,863                150
          Prepaid expenses.........................................................          (1,596)             (1323)
          Other assets.............................................................            (241)                26
          Trade accounts payable...................................................          (3,469)            (7,232)
          Accrued and non-current liabilities......................................          13,843               (730)
                                                                                    -------------------------------------
Net cash provided by operating activities of continuing operations.................          24,565                655
                                                                                    -------------------------------------
INVESTING ACTIVITIES:
Purchase of marketable securities, net.............................................            (811)             1,184
Capital expenditures...............................................................          (2,094)            (2,270)
Proceeds from sale of business.....................................................               -             15,950
Net assets held for sale...........................................................           3,282              1,879
                                                                                    -------------------------------------
Net cash provided by investing activities of continuing operations.................             377             16,743
                                                                                    -------------------------------------
FINANCING ACTIVITIES:
Net payments under revolving line-of-credit agreements.............................          (1,090)           (23,366)
Repayment of debt..................................................................        (124,206)            (1,531)
Payment of deferred financing costs................................................          (4,011)            (1,666)
Proceeds from issuance of long-term debt...........................................         115,000                  -
Other..............................................................................             294                281
                                                                                    -------------------------------------
Net cash used in financing activities of continuing operations.....................         (14,013)           (26,282)
EFFECT OF EXCHANGE RATE CHANGES ON CASH............................................             298               (177)
                                                                                    -------------------------------------
Net cash provided by (used in) continuing operations...............................          11,227             (9,061)
NET CASH PROVIDED BY DISCONTINUED OPERATIONS.......................................               -                504
                                                                                    -------------------------------------
Net change in cash and cash equivalents............................................          11,227             (8,557)
Cash and cash equivalents at beginning of year.....................................           1,943             13,068
                                                                                    -------------------------------------
Cash and cash equivalents at end of year...........................................    $     13,170       $      4,511
                                                                                    =====================================
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
                          COLUMBUS McKINNON CORPORATION
                          BUSINESS SEGMENT INFORMATION



                                                                   PRODUCTS            SOLUTIONS          CONSOLIDATED
                                                              ------------------------------------------------------------
                                                                         (IN THOUSANDS, EXCEPT FOR PERCENTAGES)
   Quarter ended 9/28/03
       Net sales.................................                    94,571              12,013              106,584
       Gross profit..............................                    23,654               1,413               25,067
              Margin.............................                     25.0%               11.8%                23.5%
       Income from operations before
         amortization and restructuring charges                       8,051                (232)               7,819
              Margin.............................                      8.5%               (1.9%)                7.3%


   Quarter ended 9/29/02
       Net sales.................................                    96,964              16,274              113,238
       Gross profit..............................                    24,140               2,433               26,573
              Margin.............................                     24.9%               15.0%                23.5%
       Income from operations before
         amortization and restructuring charges                       8,391                 282                8,673
              Margin.............................                      8.7%                1.7%                 7.7%


   Six months ended 9/28/03
       Net sales.................................                   186,528              26,631              213,159
       Gross profit..............................                    47,373               3,592               50,965
              Margin.............................                     25.4%               13.5%                23.9%
       Income from operations before
         amortization and restructuring charges                      16,199                (171)              16,028
              Margin.............................                      8.7%              (0.6)%                 7.5%


   Six months ended 9/29/02
       Net sales.................................                   194,818              32,311              227,129
       Gross profit..............................                    49,098               5,105               54,203
              Margin.............................                     25.2%               15.8%                23.9%
       Income from operations before
         amortization and restructuring charges                      17,351                 925               18,276
              Margin.............................                      8.9%                2.9%                 8.0%

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
                          COLUMBUS McKINNON CORPORATION
                         OTHER CONSOLIDATED INFORMATION

                                                                 SEPTEMBER 28, 2003             SEPTEMBER 29, 2002
                                                                 ------------------             ------------------
   Backlog (in thousands)
       Products segment..........................                 $         46,783               $         41,465
       Solutions segment.........................                           10,262                         17,576

   Trade accounts receivable -
       Days sales outstanding....................                             64.5                           67.9

   Inventory turns per year (based on
       Cost of products sold.....................                             4.4x                           4.1x

   Trade accounts payable -
       Days payables outstanding.................                             29.1                           26.8

   Debt to total capitalization ratio............                            83:17                          83:17
